164


UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

- -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  - - x
                                                 :
In re:                                           :
                                                 :
KEENE CORPORATION,                               :   Chapter 11
                                                 :   Case No. 93-B-46090 (SMB)
                                 Debtor.         :
                                                 :   Civil Action No.
                                                 :   96 CV 3492 (MBM)
- -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  - - x



                          MODIFICATIONS TO THE DEBTOR'S
                      FOURTH AMENDED PLAN OF REORGANIZATION

         Keene Corporation, debtor and debtor in possession in the above-captioned Chapter 11 case, hereby proposes the following modifications to its Fourth Amended Plan of Reorganization (the "Plan")*, pursuant to section 1127(a) of the Bankruptcy Code.

          1._______Section 1.1 of the Plan shall be modified as follows:

          a. The following definition shall be added to Section 1.1: "(13) "Asbestos related D&O Indemnification Obligations" means the Debtor's obligations to indemnify its officers and directors pursuant to its Certificate of Incorporation dated April 12, 1990 and Section 145 of the Delaware General Corporation Law for Claims and Demands asserted by or on behalf of a holder of an Asbestos-Related Claim or Demand."

          b. Section 1.1(13) of the Plan shall be renumbered as Section 1.1(14) of the Plan.

          c. Section 1.1(14) of the Plan shall be renumbered as Section 1.1(15) of the Plan.


          d. Section 1.1(15) of the Plan shall be renumbered as Section 1.1(16) of the Plan.

          e. Section 1.1(16) of the Plan shall be renumbered as Section 1.1(17) of the Plan.

          f. Section 1.1(17) of the Plan shall be renumbered as Section 1.1(18) of the Plan.

          g. Section 1.1(18) of the Plan shall be renumbered as Section 1.1(19) of the Plan.

- ---------------------------

1. All terms not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

          h. Section 1.1(19) of the Plan shall be renumbered as Section 1.1(20) of the Plan.

          i. Section 1.1(20) of the Plan shall be renumbered as Section 1.1(21) of the Plan.

          j. Section 1.1(21) of the Plan shall be renumbered as Section 1.1(22) of the Plan.

          k. Section 1.1(22) of the Plan shall be renumbered as Section 1.1(23) of the Plan.

          l. Section 1.1(23) of the Plan shall be renumbered as Section 1.1(24) of the Plan.

          m. Section 1.1(24) of the Plan shall be renumbered as Section 1.1(25) of the Plan.

          n. Section 1.1(25) of the Plan shall be renumbered as Section 1.1(26) of the Plan.

          o. Section 1.1(26) of the Plan shall be renumbered as Section 1.1(27) of the Plan.

          p. Section 1.1(27) of the Plan shall be renumbered as Section 1.1(28) of the Plan.

          q. Section 1.1(28) of the Plan shall be renumbered as Section 1.1(29) of the Plan.

          r. Section 1.1(29) of the Plan shall be renumbered as Section 1.1(30) of the Plan.

          s. Section 1.1(30) of the Plan shall be renumbered as Section 1.1(31) of the Plan.

          t. Section 1.1(31) of the Plan shall be renumbered as Section 1.1(32) of the Plan.

          u. Section 1.1(32) of the Plan shall be renumbered as Section 1.1(33) of the Plan.

          v. Section 1.1(33) of the Plan shall be renumbered as Section 1.1(34) of the Plan.

          w. Section 1.1(34) of the Plan shall be renumbered as Section 1.1(35) of the Plan.

          x. Section 1.1(35) of the Plan shall be renumbered as Section 1.1(36) of the Plan.

          y. Section 1.1(36) of the Plan shall be renumbered as Section 1.1(37) of the Plan.

          z. Section 1.1(37) of the Plan shall be renumbered as Section 1.1(38) of the Plan.

          aa. Section 1.1(38) of the Plan shall be renumbered as Section 1.1(39) of the Plan and shall be modified by deleting the phrase "three (3) calendar days" therefrom and inserting in lieu thereof the phrase "one (1) calendar day."

          ab. Section 1.1(39) of the Plan shall be renumbered as Section 1.1(40) of the Plan.

          ac. Section 1.1(40) of the Plan shall be renumbered as Section 1.1(41) of the Plan.

          ad. The following definition shall be added to Section 1.1:

                    "(42)   "Confirmation   Trigger"   means   the  entry  of  a
               Confirmation Order that in any way materially and adversely affects Sections 17.1, 17.3(b) or 17.4 of the Plan from the perspective of the Debtor's present and former officers and directors."

          ae. Section 1.1(41) of the Plan shall be renumbered as Section 1.1(43) of the Plan.

          af. Section 1.1(42) of the Plan shall be renumbered as Section 1.1(44) of the Plan.

          ag. Section 1.1(43) of the Plan shall be renumbered as Section 1.1(45) of the Plan.

          ah. Section 1.1(44) of the Plan shall be renumbered as Section 1.1(46) of the Plan.

          ai. Section 1.1(45) of the Plan shall be renumbered as Section 1.1(47) of the Plan.

          aj. Section 1.1(46) of the Plan shall be renumbered as Section 1.1(48) of the Plan and shall be modified by (a) deleting the word "and" in the third line thereof and inserting in lieu thereof "," and (b) inserting at the end thereof the phrase ", (iv) the Other Retiree Benefit Expense Amount and (v) the Special Reserve, if any."

          ak. Section 1.1(47) of the Plan shall be renumbered as Section 1.1(49) of the Plan and shall be modified by (a) deleting the word "and" in the fifth line thereof and inserting in lieu thereof "," and (b) inserting after the phrase "the Plan Estimates" in the fifth line thereof the phrase ", the Other Retiree Benefit Expense Amount".

          al. Section 1.1(48) of the Plan shall be renumbered as Section 1.1(50) of the Plan.

          am. Section 1.1(49) of the Plan shall be renumbered as Section 1.1(51) of the Plan.

          an. Section 1.1(50) of the Plan shall be renumbered as Section 1.1(52) of the Plan.

          ao. Section 1.1(51) of the Plan shall be renumbered as Section 1.1(53) of the Plan.

          ap. Section 1.1(52) of the Plan shall be renumbered as Section 1.1(54) of the Plan.

          aq. Section 1.1(53) of the Plan shall be renumbered as Section 1.1(55) of the Plan.

          ar. Section 1.1(54) of the Plan shall be renumbered as Section 1.1(56) of the Plan.

          as. Section 1.1(55) of the Plan shall be renumbered as Section 1.1(57) of the Plan.

          at. Section 1.1(56) of the Plan shall be renumbered as Section 1.1(58) of the Plan.

          au. Section 1.1(57) of the Plan shall be renumbered as Section 1.1(59) of the Plan.

          av. Section 1.1(58) of the Plan shall be renumbered as Section 1.1(60) of the Plan.

          aw. Section 1.1(59) of the Plan shall be renumbered as Section 1.1(61) of the Plan.

          ax. Section 1.1(60) of the Plan shall be renumbered as Section 1.1(62) of the Plan.

          ay. Section 1.1(61) of the Plan shall be renumbered as Section 1.1(63) of the Plan.

          az. Section 1.1(62) of the Plan shall be renumbered as Section 1.1(64) of the Plan.

          ba. Section 1.1(63) of the Plan shall be renumbered as Section 1.1(65) of the Plan.

          bb. Section 1.1(64) of the Plan shall be renumbered as Section 1.1(66) of the Plan.

          bc. Section 1.1(65) of the Plan shall be renumbered as Section 1.1(67) of the Plan.

          bd. Section 1.1(66) of the Plan shall be renumbered as Section 1.1(68) of the Plan.

          be. Section 1.1(67) of the Plan shall be renumbered as Section 1.1(69) of the Plan.

          bf. Section 1.1(68) of the Plan shall be renumbered as Section 1.1(70) of the Plan.

          bg. Section 1.1(69) of the Plan shall be renumbered as Section 1.1(71) of the Plan.

          bh. Section 1.1(70) of the Plan shall be renumbered as Section 1.1(72) of the Plan.

          bi. Section 1.1(71) of the Plan shall be renumbered as Section 1.1(73) of the Plan.

          bj. Section 1.1(73) of the Plan shall be renumbered as Section 1.1(74) of the Plan.

          bk. Section 1.1(74) of the Plan shall be renumbered as Section 1.1(75) of the Plan.

          bl. Section 1.1(75) of the Plan shall be renumbered as Section 1.1(76) of the Plan.

          bm. The following definition shall be added to Section 1.1: "(77) "Modified Retention Costs" means the increased costs of the Retention Program resulting from the fourth decretal paragraph of the Bankruptcy Court's Order Approving Modifications To The Debtor's Existing Retention Program, dated May 22, 1996."

          bn. Section 1.1(76) of the Plan shall be renumbered as Section 1.1(78) of the Plan.

          bo. Section 1.1(77) of the Plan shall be renumbered as Section 1.1(79) of the Plan.

          bp. Section 1.1(78) of the Plan shall be renumbered as Section 1.1(80) of the Plan.

          bq. Section 1.1(79) of the Plan shall be renumbered as Section 1.1(81) of the Plan.

          br. The following definition shall be added to Section 1.1: "(82) "Non-Asbestos Related D&O Indemnification Obligations" means the Debtor's obligations to indemnify its officers and directors pursuant to its Certificate of Incorporation dated April 12, 1990 and Section 145 of the Delaware General Corporation Law for Claims asserted by or on behalf of any Entity other than a holder of an Asbestos-Related Claim or Demand".

          bs. Section 1.1(80) of the Plan shall be renumbered as Section 1.1(83) of the Plan.

          bt. Section 1.1(81) of the Plan shall be renumbered as Section 1.1(84) of the Plan.

          bu. The following definition shall be added to Section 1.1: "(85) "Other Retiree Benefit Expense Amount" means $100,000.00 in Cash."

          bv. The following definition shall be added to Section 1.1: "(86) "Other Retiree Benefits" means the Debtor's obligations to (a) 110 of its former employees to provide certain life insurance benefits, with a maximum death benefit at $5,000.00 and (b) Howard A. Mileaf and Leroy Moeser with respect to their non-qualified, supplemental retiree benefits."

          bw. Section 1.1(82) of the Plan shall be renumbered as Section 1.1(87) of the Plan.

          bx. Section 1.1(83) of the Plan shall be renumbered as Section 1.1(88) of the Plan.

          by. Section 1.1(84) of the Plan shall be renumbered as Section 1.1(89) of the Plan.

          bz. Section 1.1(85) of the Plan shall be renumbered as Section 1.1(90) of the Plan.

          ca. Section 1.1(86) of the Plan shall be renumbered as Section 1.1(91) of the Plan.

          cb. Section 1.1(87) of the Plan shall be renumbered as Section 1.1(92) of the Plan.

          cc. Section 1.1(88) of the Plan shall be renumbered as Section 1.1(93) of the Plan.

          cd. Section 1.1(89) of the Plan shall be renumbered as Section 1.1(94) of the Plan.

          ce. Section 1.1(90) of the Plan shall be renumbered as Section 1.1(95) of the Plan.

          cf. Section 1.1(91) of the Plan shall be renumbered as Section 1.1(96) of the Plan.

          cg. Section 1.1(92) of the Plan shall be renumbered as Section 1.1(97) of the Plan.

          ch. Section 1.1(93) of the Plan shall be renumbered as Section 1.1(98) of the Plan.

          ci. Section 1.1(94) of the Plan shall be renumbered as Section 1.1(99) of the Plan.

          cj. Section 1.1(95) of the Plan shall be renumbered as Section 1.1(100) of the Plan.

          ck. Section 1.1(96) of the Plan shall be renumbered as Section 1.1(101) of the Plan.

          cl. Section 1.1(97) of the Plan shall be renumbered as Section 1.1(102) of the Plan.

          cm. Section 1.1(98) of the Plan shall be renumbered as Section 1.1(103) of the Plan.

          cn. Section 1.1(99) of the Plan shall be renumbered as Section 1.1(104) of the Plan.

          co. Section 1.1(100) of the Plan shall be renumbered as Section 1.1(105) of the Plan.

          cp. Section 1.1(101) of the Plan shall be renumbered as Section 1.1(106) of the Plan.

          cq. Section 1.1(102) of the Plan shall be renumbered as Section 1.1(107) of the Plan.

          cr. Section 1.1(103) of the Plan shall be renumbered as Section 1.1(108) of the Plan.

          cs. The  following  definition  shall be added to Section 1.1:

                    "(109) "Special Reserve" means the reserve of $400,000.00 in
               Cash  to be  established  by the  Creditors'  Trust  pursuant  to
               Section 9.14 hereof for the benefit of New Keene, which shall have access thereto in order to satisfy its obligations under
               Section 10.6(b) hereof. The Special Reserve shall be administered by the Trustees in accordance with those agreements that the Debtor and the Committee determine are necessary to effectuate the Special Reserve."

          ct. Section 1.1(104) of the Plan shall be renumbered as Section 1.1(110) of the Plan.

          cu. Section 1.1(105) of the Plan shall be renumbered as Section 1.1(111) of the Plan.

          cv. Section 1.1(106) of the Plan shall be renumbered as Section 1.1(112) of the Plan.

          cw. Section 1.1(107) of the Plan shall be renumbered as Section 1.1(113) of the Plan.

          cx. Section 1.1(108) of the Plan shall be renumbered as Section 1.1(114) of the Plan.

          cy. Section 1.1(109) of the Plan shall be renumbered as Section 1.1(115) of the Plan.

          cz. Section 1.1(110) of the Plan shall be renumbered as Section 1.1(116) of the Plan.

          da. Section 1.1(111) of the Plan shall be renumbered as Section 1.1(117) of the Plan.

          db. Section 1.1(112) of the Plan shall be renumbered as Section 1.1(118) of the Plan.

          dc. Section 1.1(113) of the Plan shall be renumbered as Section 1.1(119) of the Plan.

          dd. Section 1.1(114) of the Plan shall be renumbered as Section 1.1(120) of the Plan.

          de. Section 1.1(115) of the Plan shall be renumbered as Section 1.1(121) of the Plan.

          df. Section 1.1(116) of the Plan shall be renumbered as Section 1.1(122) of the Plan.

          dg. Section 1.1(117) of the Plan shall be renumbered as Section 1.1(123) of the Plan.

          dh. Section 1.1(118) of the Plan shall be renumbered as Section 1.1(124) of the Plan.

         2. Section 7.7 of the Plan shall be modified by (a) deleting the "." and inserting "," after the phrase "in the aggregate" in the third line thereof, and (b) adding, after ",", the phrase "provided, however, that no portion of such available funds shall be used to satisfy any Claims arising under section 502(h) of the Bankruptcy Code, which Claims shall be treated in accordance with
Section 9.3 hereof."

         3. Section 9.3 of the Plan shall be modified by (a) deleting the word "and" in the fourth line thereof and inserting "," in lieu thereof, (b) adding the phrase ", Asbestos Related D&O Indemnification Obligations" after the phrase "Transactions Stipulation Claims" in the fourth line thereof, (c) adding the phrase "and any and all liabilities of the Debtor under Section 502(h) of the Bankruptcy Code, which shall be payable in the same percentage per dollar amount of Claim as paid to the holders of Allowed General Unsecured Claims in Class 6" after the phrase "Section 524(g) of the Bankruptcy Code" and before the ".", (d) deleting the word "or" in the sixth line thereof, inserting "," in lieu thereof and (e) adding the phrase "or any Claims arising under Section 502(h) of the Bankruptcy Code.".

         4. Article IX of the Plan shall be modified by adding the following new Sections 9.14 and 9.15 thereto: "9.14 Special Reserve. If and only if the Confirmation Trigger occurs, on the Effective Date, the Special Reserve shall be
created,   established  and   administered  by  the  Creditors'   Trust.

                    "9.15  Indemnification  of Committee.  The Creditors'  Trust
               shall indemnify each Entity who was or is a member of the Committee and each of their respective representatives against any and all liabilities, expenses, claims, damages or losses incurred by them resulting from the fact that such Entity was a member of the Committee or a representative thereof if such Entity acted in good faith or in a manner he or she reasonably believed to be in discharge of his or her duties."

         5. Article X of the Plan shall be modified by adding the  following new
Section 10.6 thereto:

                    "10.6 Assumption of Liabilities by New Keene.

               (a) If and only if the Confirmation Trigger occurs, New Keene shall assume and be obligated for the Modified Retention Costs.

               (b) New Keene shall assume any and all Non-Asbestos Related D&O Indemnification Obligations; provided, however, that if the Confirmation Trigger occurs, the Special Reserve shall be created and established.

               (c) New Keene shall assume all liabilities relating to the Other Retiree Benefits; provided, however, that New Keene shall receive the Other Retiree Benefit Expense Amount."

         6. Article X of the Plan shall be modified by adding the  following new
Section 10.7 thereto:

                    "10.7  Transfer of Property to New Keene.  On the  Effective
               Date, New Keene shall receive the Other Retiree Benefit Expense Amount."

         7. Section 12.2 of the Plan shall be modified by (a) deleting the word "and" at the end of subsection (i), (b) deleting the period at the end of subsection (j) and adding in lieu thereof a semicolon and the word "and", and
(c) inserting new subsection (k): "(k) "The Debtor and the Committee shall have executed the agreement or agreements, in form and substance reasonably acceptable to the parties, creating and establishing the Special Reserve."

         8. Section 14.5 of the Plan shall be modified by adding the following paragraph at the end thereof:

                    "The Other Retiree  Benefits  shall be treated in accordance with Section 10.7 hereof."

         9. Section 16.2 shall be modified by deleting the phrase "by the Debtor, the Committee or the Legal Representative (each, an "Objecting Party"), as the case may be, on or before the Confirmation Date, or such later date, as the Bankruptcy Court may fix;" and inserting in lieu thereof, the following phrase "within thirty (30) days after the Confirmation Date, or such later date as the Bankruptcy Court may fix;"

Dated:  New York, New York
        June 10, 1996

                                        KEENE CORPORATION


                                        By: /S/ TIMOTHY E. COYNE
                                            -----------------------------------
                                            Name:  Timothy E. Coyne
                                            Title: President

BERLACK, ISRAELS & LIBERMAN LLP
Counsel to Keene Corporation,
Debtor and Debtor in Possession
120 West 45th Street
New York, New York 10036
(212) 704-0100



By: /S/ EDWARD S. WEISFELNER
    ----------------------------------
    Edward S. Weisfelner (EW 5581)


         The foregoing modifications have been approved by the parties indicated below, in accordance with Section 18.5 of the Plan.

The Official Committee of Unsecured Creditors



By:  Marcus Montgomery P.C.



By:  /S/ JOHN J. PREEFER
     ----------------------------------
     The Legal Representative for
       Future Claimants



By:  /S/ MATTHEW GLUCK
     ----------------------------------
       Matthew Gluck